Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Transocean Ltd. of our report dated February 28, 2007 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in GlobalSantaFe Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference in Transocean Ltd.’s Current Report on Form 8-K dated December 18, 2008. We also consent to the incorporation by reference of our report dated February 28, 2007 relating to the financial statement schedule, which appears in GlobalSantaFe Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated by reference in Transocean Ltd.’s Current Report on Form 8-K dated December 18, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
December 18, 2008